Forward Air: Category Leader in Expedited LTL Stephens Annual Investment Conference November 14, 2023 Tom Schmitt, Chairman, President and CEO Rebecca Garbrick, Chief Financial Officer

2 INTRODUCTION TO FORWARD Forward-Looking Statements Certain statements contained in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on Forward Air Corporation’s (“Forward”) expectations, intentions and projections regarding Forward’s future performance, anticipated events or trends and other matters that are not historical facts. Words such as “expects,” “anticipates,” “intends”, “estimates,” or similar expressions are intended to identify these forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our commitment to expand our LTL business and our ability to advance category leadership; our growth opportunities and strategies, including our Grow Forward strategy and any impact that may have on our business; our estimates and forecasts of financial, operational and performance metrics; and our expectations regarding terminal expansion, increased network capacity, expanded customer base, opportunities in premium LTL markets and the potential positive impact to our financial and operational results. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including those discussed in Forward’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 under the heading “Risk Factors.” Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, Forward does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. To supplement the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we have included the following non-GAAP financial information in this presentation: earnings before interested, taxes, depreciation and amortization (“EBITDA”). The reconciliation of this non-GAAP measure to the most directly comparable financial measure calculated and presented in accordance with GAAP can be found in the Appendix to this presentation. Because this non-GAAP financial measure excludes certain items as described herein, it may not be indicative of the results that Forward expects to recognize for future periods. As a result, this non-GAAP financial measure should be considered in addition to, and not a substitute for, financial information prepared in accordance with GAAP.

INTRODUCTION TO FORWARD

Expedited LTL Built on Precision Execution

Company Overview

- Founded in 1981, Forward Air began as an expedited ground alternative to air freight – offering customers a **more reliable solution at a lower cost** and **with lower CO2 emissions**
- Over 40+ years, Forward Air has developed an expertise and become a **leader in providing consistent and reliable transit** and **streamlined, damage-free deliveries** for **time-sensitive, high-value freight**
- Forward's expansive transportation network and commitment to precision execution enable the **fastest transit times** and **maximum handling efficiency**, driving **lower cargo damage** versus traditional ground transportation providers
- Trades publicly on the NASDAQ ("FWRD")
- Headquartered in Greeneville, TN

Forward Air by the Numbers

$1,973MM 2022 Revenue	**200+** Locations	**4K** Qualified Carriers	**54.8MM** Average Weekly Volume in Pounds
$313MM 2022 EBITDA[1]	**0.1%** Claims Rate	**~4,500** Company Drivers & ICs[2]	**96%** Zip Codes Covered

Notes:
1. Represents a Non-GAAP figure. Please see appendix for non-GAAP reconciliation.
2. Includes independent contractors.

3

INTRODUCTION TO FORWARD Expedited LTL to the Main Stage Continue our Grow Forward strategy. High value freight operated in a cleansed network. Price disciplined Operate the best Expedited LTL network in North America Turbocharge direct sales and make our service available for everyone Expand our Expedited LTL network Review portfolio and inorganic growth opportunities focused on strengthening LTL business Enhance focus on LTL business and advance category leadership

5 INTRODUCTION TO FORWARD Operating the Best LTL Network Forward LTL has the lowest claims rate in the industry <0.1% • 55% lower than competitor 1 • 82% lower than competitor 2(1) • 89% lower than market Notes: 1. The cargo claims ratios of ODFL, SAIA and XPO are based on their publications shared with investors and customers from mid-year 2022. 2. * 50 most popular lanes based on volume Source: SJ Consulting Forward LTL delivers best on-time performance of >99% • 98.5% competitor 1 • 95% LTL market average Forward LTL runs best LTL transit times on most popular lanes* averaging 3.2 days • 3.3 Days competitor 1 • 3.6 Days competitor 2 • 4.1 market average

Ship Safe. Ship Fast. Ship Efficient. 6 INTRODUCTION TO FORWARD

7 Expanding our Customer Base in a $15B Market Indirect Direct Indirect Direct A2A D2D SMB Other Direct Indirect Direct Indirect Direct Focus on Higher Quality Freight Strategic Pricing Clean, Efficient Network Expanded Customer Base $15B Market Size 2015 2021 2023 Customer Base Serviced Customer Base Not Serviced Expanded into the D2D space to access the complete Indirect market Broadened our reach into Direct market with SMB Expansion to address the entire Direct market and full $15B Expedited LTL market Focused entirely on A2A, accessing only a portion of the Indirect market Grow Forward: INTRODUCTION TO FORWARD Before 2015

8 INTRODUCTION TO FORWARD LTL Network Expansion Alaska Hawaii Puerto Rico • Over 200 locations in the U.S., Canada and Mexico. One of the most extensive LTL networks in North America • Forward LTL 3-year terminal expansion plan: 30+ new terminals by 2026 • Low capital expenditures, predominantly comprising +6,000 owned trailers and +270 owned tractors and straight trucks

9 Targeting Aggressive LTL Revenue and Margin Growth INTRODUCTION TO FORWARD $2.5B Company Revenue ~80% LTL Revenue (estimated 57% in 2023) <80% LTL Operating Ratio 2026 High-Level Targeted Outcomes:

10 Our Company DNA – Leading with Impact 1. We make our strategy real for everyone. We engage the entire organization in “Double Double.” 2. We operate as ONE. We remove silos and collaborate to identify and realize shared opportunities. 3.We look beyond our four walls. We learn from, and partner with, the best of the best. 4.We act with integrity. We build and earn trust in everything we do as individuals and as a team. 5.We hold ourselves accountable. We drive a bias towards action and results in everything we do. 6.We lead with empathy. We approach all interactions with compassion and understanding. 7.We communicate with two ears, one mouth. Our people are heard, seen, and have a stake in our future. 8.We enable teammates to move FORWARD. We attract, develop, and retain the best people by focusing on the entire talent pool. 9.We do not wait. We promote a sense of urgency in our execution. 10.We remove the ceiling. We evoke a mindset of thinking big, pushing beyond our expectations and perceived limitations. INTRODUCTION TO FORWARD

Appendix

12 APPENDIX